UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way
East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

The Company is filing this amendment to the 8-K/A filed on September 30, 2013 to recast the pro forma balance sheets as of December 31, 2012 and as of June 29, 2013 and Note 2 to the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements. Goodwill and long-term deferred tax liabilities were increased to reflect deferred taxes on purchased intangible assets. There were no other changes made to pro forma data.

(b)	Pro Forma Financial Information.

The following are the Unaudited Pro Forma Combined Condensed Financial Statements of Astronics and Peco combined:

i.	Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2012

ii.	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 29, 2013

iii.	Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 2012

iv.	Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended June 29, 2013

v.	Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Introduction

On July 18, 2013, Astronics Corporation (“The Company”) completed the acquisition of Peco, Inc. (“Peco”) pursuant to the Stock Purchase Agreement dated May 28, 2013 among Astronics Corporation and the shareholders named therein.

For the purpose of the unaudited pro forma combined condensed financial statements, the acquisition was assumed to have occurred as of January 1, 2012 with respect to the unaudited pro forma combined condensed statements of income and as of December 31, 2012 with respect to the unaudited pro forma combined condensed balance sheet.

The acquisition has been accounted for using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805 Business Combinations. The acquisition method requires: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. Under the acquisition method of accounting, the total purchase consideration of the acquisition is allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired is recorded as goodwill. The purchase price allocation is preliminary, as the valuation of the intangible assets is being finalized. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed financial statements. Any revisions to the purchase price allocation are not expected to have a material impact on the statements of income.

The unaudited pro forma combined condensed financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the acquisition had been completed as of the dates indicated above, or that may be achieved in the future. The unaudited pro forma combined condensed statements of income do not include the effects of any contemplated cost savings from operating efficiencies or synergies that may result from the acquisition.

The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 filed on February 22, 2013.

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

As of December 31, 2012

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$7,380	$4,552	$26,737	B, C, D, E	$38,669
Accounts Receivable, net	45,473	6,319	—		51,792
Inventories	48,624	12,005	4,960	G	65,589
Prepaid Expenses and Other Current Assets	6,533	1,548	(2,260)	B, G, J	5,821
Assets from Discontinued Operations	—	2,763	(2,763)	A	—

Total current assets	108,010	27,187	26,674		161,871
Property, Plant and Equipment, net	53,537	3,232	1,956	H	58,725
Deferred Income Tax Assets	9,019		(9,019)	H, I	—
Other Assets	2,977	2,825	(109)	B, C	5,693
Purchased Intangible Assets, net	16,523		68,800	I	85,323
Goodwill	21,923		71,779	I	93,702

Total Assets	$211,989	$33,244	$160,081		$405,314

(Continued on next page)

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

(Continued from previous page)

As of December 31, 2012

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Maturities of Long-term Debt	$9,268	$—	$1,322	C,D	$10,590
Accounts Payable	10,592	3,267	—		13,859
Accrued Expenses	15,634	3,257	(1,870)	B, H, J	17,021
Customer Advanced Payments and Deferred Revenue	12,286	—	—		12,286
Other Current Liabilities	188	—	—		188
Liabilities from Discontinued Operations	—	242	(242)	A	—

Total current liabilities	47,968	6,766	(790)		53,944
Long–term Debt	20,715	—	168,100	C, D	188,815
Other Long-term Liabilities	18,172	1,664	17,654	B, I	37,490

Total Liabilities	86,855	8,430	184,964		280,249

Stockholders’ Equity:
Common Stock*	174	561	(561)	F	174
Accumulated Other Comprehensive Loss	(4,783)	—			(4,783)
Other Shareholders’ Equity	129,743	24,253	(24,322)	A, C. F	129,674

Total Stockholders’ Equity	125,134	24,814	(24,833)		125,065

Total Liabilities and Stockholders’ Equity	$211,989	$33,244	$160,081		$405,314

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

*	The above information on common stock has been adjusted to reflect the impact of the twenty percent distribution of Class B Stock for shareholders of record on October 10, 2013.

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

June 29, 2013

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$16,535	$5,843	$25,446	B, C, D, E	$47,824
Accounts Receivable, net	42,819	9,172	—		51,991
Inventories	53,108	10,853	4,960	G	68,921
Prepaid Expenses and Other Current Assets	6,068	2,477	(2,345)	B, G, J	6,200

Total current assets	118,530	28,345	28,061		174,936
Property, Plant and Equipment, net	54,741	3,475	1,956	H	60,172
Deferred Income Tax Assets	8,635	—	(8,635)	H, I	—
Other Assets	3,162	2,172	(109)	B, C	5,225
Purchased Intangible Assets, net	15,588	—	68,800	I	84,388
Goodwill	21,781	—	69,213	I	90,994

Total Assets	$222,437	$33,992	$159,286		$415,715

(Continued on next page)

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

(Continued from previous page)

June 29, 2013

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Maturities of Long-term Debt	$10,254	$—	$1,322	C,D	$11,576
Accounts Payable	15,043	3,173	—		18,216
Accrued Expenses	14,328	2,850	(1,765)	B, H, J	15,413
Customer Advanced Payments and Deferred Revenue	9,924	—	—		9,924

Total current liabilities	49,549	6,023	(443)		55,129
Long–term Debt	15,221	—	168,100	C, D	183,321
Other Long-term Liabilities	18,010	1,629	18,038	B, I	37,677

Total Liabilities	82,780	7,652	185,695		276,127

Stockholders’ Equity:
Common Stock*	174	561	(561)	F	174
Accumulated Other Comprehensive Loss	(4,923)	—	—		(4,923)
Other Shareholders’ Equity	144,406	25,779	(25,848)	A, C. F	144,337

Total Stockholders’ Equity	139,657	26,340	(26,409)		139,588

Total Liabilities and Stockholders’ Equity	$222,437	$33,992	$159,286		$415,715

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

*	The above information on common stock has been adjusted to reflect the impact of the twenty percent distribution of Class B Stock for shareholders of record on October 10, 2013.

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

For The Year Ended

December 31, 2012

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
Sales	$266,446	$77,787	—		$344,233
Cost of products sold	197,004	53,411	2,440	P, Q, S	252,855

Gross profit	69,442	24,376	(2,440)		91,378
Selling, general and administrative expenses	36,817	7,392	3,805	O, P, Q, R, S	48,014

Income from operations	32,625	16,984	(6,245)		43,364
Interest expense, net of interest income	1,042	12	7,109	K, L, M, N	8,163
Other (Income) expenses, net	—	(4)	4	Q	—

Income before provision for income taxes	31,583	16,976	(13,358)		35,201
Provision for income taxes	9,709	—	1,266	T	10,975

Net Income	$21,874	$16,976	(14,624)		$24,226

Basic net income per share*	$1.28				$1.41
Diluted net income per share*	$1.20				$1.33
Shares used to compute basic per share amounts*	17,143				17,143
Shares used to compute diluted per share amounts*	18,157				18,157

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

*	The above basic and diluted earnings per share and the information on the number of shares used to compute basic and diluted earnings per share, has been adjusted to reflect the impact of the twenty percent distribution of Class B Stock for shareholders of record on October 10, 2013.

ASTRONICS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

For The Six Months Ended Ended

June 29, 2013

			Pro Forma		Pro Forma
	Astronics	Peco, Inc.	Adjustments		Combined
Sales	$144,800	$42,397	$—		$187,197
Cost of products sold	105,900	29,152	1,297	P, Q, S	136,349

Gross profit	38,900	13,245	(1,297)		50,848
Selling, general and administrative expenses	19,858	4,514	670	O, P, Q, R, S	25,042
Income from operations	19,042	8,731	(1,967)		25,806

Interest expense, net of interest income	480	—	3,460	K, L, M, N	3,940
Other expenses, net	—	118	(118)	Q	—

Income before provision for income taxes	18,562	8,613	(5,309)		21,866
Provision for income taxes	4,840	—	1,156	T	5,996

Net Income	$13,722	$8,613	$(6,465)		$15,870

Basic net income per share*	$0.79				$0.91
Diluted net income per share*	$0.75				$0.87
Shares used to compute basic per share amounts*	17,402				17,402
Shares used to compute diluted per share amounts*	18,209				18,209

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

*	The above basic and diluted earnings per share and the information on the number of shares used to compute basic and diluted earnings per share, has been adjusted to reflect the impact of the twenty percent distribution of Class B Stock for shareholders of record on October 10, 2013.

ASTRONICS CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On July 18, 2013, Astronics Corporation (the “Company”) completed the acquisition of Peco, Inc. (“Peco”) pursuant to the Stock Purchase Agreement dated May 28, 2013 among Astronics Corporation and the shareholders named therein.

The unaudited pro forma combined condensed balance sheet as of December 31, 2012 is based on the historical financial statements of the Company and the Consolidated Financial Statements of Peco, Inc. & Subsidiary after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed balance sheet as of December 31, 2012 is presented as if the acquisition had occurred on December 31, 2012.

The unaudited pro forma combined condensed balance sheet as of June 29, 2013 is based on the historical financial statements of the Company and the internal financial statements of Peco, Inc. after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed balance sheet as of June 29, 2013 is presented as if the acquisition had occurred on June 29, 2013.

The unaudited pro forma combined condensed statements of income for the year ended December 31, 2012 and for the six months ended June 29, 2013 is based on the historical financial statements of the Company and Peco for the respective periods then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of income are presented as if the acquisition had occurred on January 1, 2012.

2. PURCHASE PRICE ALLOCATION

The purchase price was approximately $136 million in cash payments.

The allocation of the purchase price paid for Peco is based on preliminary estimated fair values of the assets acquired and liabilities assumed of Peco as of July 18, 2013. The allocation of the purchase price is preliminary as the valuation of both the tangible and identifiable intangible assets is being finalized. While the final amounts allocated to assets and liabilities could change from the information presented in the unaudited pro forma combined condensed financial statements, the Company does not expect changes to be material.

Following is a reconciliation of the net tangible assets acquired (in thousands):

Net equity per historical audited Peco, Inc. & Subsidiary consolidated financial statements as of 12/31/12	$24,814
Adjustment for removal of Peco Aerospace Fasteners accumulated deficit	(2,521)
Adjustment for the estimated fair value of manufacturing profit in work in process and finished goods inventory	4,960
Adjustment for the fair value of property, plant and equipment	1,956
Adjustments for the fair value of other assets and liabilities	(400)
Adjustments for Peco cash and other assets and liabilities not acquired at date of purchase	(3,696)
Adjustments for deferred taxes to purchased intangibles and other assets and liability book to tax basis differences.	(29,692)

Net tangible assets at 12/31/12	$(4,579)

The preliminary allocation of purchase price based on estimated fair values (in thousands):

Net tangible assets		$(4,579)
Identifiable purchased intangible assets:
Trademark	$4,200
Technology	3,300
Backlog	3,100
Customer relationships	58,200	68,800

Goodwill		71,779

Total purchase price		$136,000

Intangible assets

The fair value of identifiable intangible assets of $68.8 million has been allocated to the following asset categories (in thousands):

	Preliminary	First 12 Months	Amortization	Estimated
	Value	Amortization	Method	Useful Life
Trademark	$4,200	$420	Straight Line	10 Years
Technology	3,300	330	Straight Line	10 Years
Backlog	3,100	2,066	Straight Line	1.5 Years
Customer relationships	58,200	3,759	Straight Line	11 to 17 Years

	$68,800	$6,575

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheet and unaudited combined condensed statements of income gives effect to the following adjustments:

A	-	To reflect the adjustment removing the assets, liabilities and deficit of Peco Aerospace Fasteners which is included in the December 31, 2012 Peco Inc. and Subsidiary consolidated financial statements but which was not purchased by Astronics.
B	-	To reflect the adjustment removing Peco’s cash and environmental assets and liabilities not acquired as part of the acquisition.
C	-	To reflect the issuance of both senior and subordinated debt related to the acquisition and the incurrence of related debt origination costs.
D	-	To reflect the repayment of amounts outstanding on the term loan, the revolving line of credit and a note payable in Canada.
E	-	To reflect the net cash used for the acquisition.
F	-	To reflect the removal Peco’s historical equity excluding cash and certain assets and liabilities at the date of purchase.
G	-	To reflect the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired. The unaudited pro forma combined condensed statement of income does not reflect the impact of the one-time adjustment to cost of products sold during the periods when this inventory will be sold.
H	-	To reflect the fair value of property, plant and equipment acquired and deferred taxes.
I	-	Reflect the fair value of the purchased intangible assets and goodwill resulting from the acquisition and the related deferred taxes.
J	-	Adjust the fair value of other assets and liabilities and the related deferred taxes.
K	-	To reflect the interest expense on the new term debt calculated using an average interest rate of 4.0%.
L	-	To reflect the removal of interest expense on the retired term debt and Canadian debt and repaid amounts outstanding on the revolving line of credit.

M	-	To reflect the removal of interest expense from Peco.
N	-	To reflect the amortization of new debt origination on costs as interest expense.
O	-	To reflect the estimated amortization expense of finite lived purchased intangible assets.
P	-	Reclassification of engineering and development expenses to cost of goods sold to conform to Astronics reporting.
Q	-	Reclassification of other expenses to Cost of goods sold and selling, general and administrative expense to conform to Astronics reporting.
R	-	To reflect the elimination of acquisition transaction costs considered to be a one-time expense.
S	-	To reflect the elimination of net compensation costs and other expenses considered to be non-recurring expenses. These compensation costs relate to executives that terminated their employment upon the sale of Peco and will not be replaced.
T	-	To reflect the recognition of income taxes at a 35% effective rate, on the pretax income of Peco as adjusted for the income statement pro forma adjustments.

4. VARIABLE RATE DEBT

The Company amended its existing credit facility by entering into a Third Amended and Restated Credit Agreement ( the “Credit Agreement”), dated as of July18, 2013. The Credit Agreement provides for a $75 million five-year revolving credit facility and a $190 million five-year term loan, both maturing on June 30, 2018. The amended facilities carry an interest rate ranging from 225 basis points to 350 basis points above LIBOR, depending on the Company’s leverage ratio as defined in the Credit Agreement. Principal installments are payable on the term loan in varying percentages quarterly through March 31, 2018 with a balloon payment at maturity and with mandatory prepayments being required in certain circumstances. The credit facility is secured by substantially all of the Company’s assets.

In addition, the Company is required to pay a commitment fee of between 25 basis points and 50 basis points quarterly on the unused portion of the revolving credit facility, based on the Company’s leverage ratio under the Credit Agreement.

A one eighth percent (1/8%) variance in the interest rate would impact the 2012 pro forma annual interest expense by approximately $0.2 million.

The proceeds of the term loan were used to finance the Peco acquisition, pay off $7.0 million outstanding under the existing term loan, $7.0 million outstanding under the existing revolving credit facility and $0.5 million of other term debt and to pay transaction expenses and are available for general corporate purposes including for potential additional funding of a make-whole payment to the Peco Sellers arising from an election under IRS Code Section 338 (h)(10). This election will allow the Company to deduct the amortization of acquired goodwill and other intangible assets from its taxable income. The additional income tax to the Peco Sellers that is associated with the election, which will be determined by year-end, would require additional consideration to be paid to the Peco Sellers.

Covenants have not been modified. The maximum permitted Leverage Ratio continues to be 3.75 to 1 as of the end of each fiscal quarter through March 31, 2015 and 3.50 to 1 for each fiscal quarter ending thereafter. The covenant for minimum fixed charge coverage as defined in the Credit Agreement is to be not less than 1.25 to 1 as of each fiscal quarter end.

In the event of voluntary or involuntary bankruptcy of the Company or any subsidiary, all unpaid principal and other amounts owing under the Credit Agreement automatically become due and payable. Other events of default, such as failure to make payments as they become due and breach of financial and other covenants, give the Agent the option to declare all such amounts immediately due and payable.

5. PRO FORMA COMBINED NET INCOME PER SHARE

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the periods presented. The basic and diluted earnings per share and the information on the number of shares used to compute basic and diluted earnings per share, has been adjusted to reflect the impact of the twenty percent distribution of Class B Stock for shareholders of record on October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: October 9, 2013	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer